SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

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☒	Definitive Information Statement

(Amendment No. 1)

PROGREEN PROPERTIES, INC.

(Name of Registrant as Specified in Charter)

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AMENDED SCHEDULE 14C INFORMATION STATEMENT

 Pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended

PROGREEN PROPERTIES, INC.

6355 E. Surrey Road,

Bloomfield, Michigan 48301

 Telephone: (248) 530-0770

WE ARE NOT ASKING YOU FOR A PROXY AND

 YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to our stockholders on behalf of our board of directors pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our stockholders of amendments to our Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 250,000,000 shares of common stock, par value $.0001 per share (“Common Stock”), to 1,500,000,000 shares of Common Stock, par value $.00001 per share. This Information Statement is being furnished to the stockholders of record of our Common Stock, on the record date as determined by our board of directors to be the close of business on February 1, 2016.

Our board of directors approved by written consent the amendments to our Certificate of Incorporation to increase our authorized Common Stock from 250,000,000 shares to 1,500,000,000 shares on September 15, 2015, and the Company also received on September 15, 2015 the written consent from a stockholder of our Company who is the beneficial owner of a majority of the outstanding shares of our Common Stock, both of which consents authorized management to file for an increase in the number of authorized shares of common stock that was less than the maximum of 5,000,000,000 shares authorized in the consents if management determined that the full number of shares authorized was not required. Upon the expiration of the 20 day period required by Rule 14c-2 and in accordance with the provisions of the General Corporation Law of the State of Delaware, our Company intends to file a Certificate of Amendment to our Certificate of Incorporation to effect the amendment to increase our authorized Common Stock. The Certificate of Amendment will not be filed until at least 20 days after we file the Information Statement with the Securities and Exchange Commission and deliver the Information Statement to our stockholders of record.

The proposed Certificate of Amendment, attached hereto as Exhibit A, will become effective when it has been accepted for filing by the Secretary of State of the State of Delaware. We anticipate that our Company will file the Certificate of Amendment 20 days after the Definitive Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by our Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held on the record date.

Our board of directors has fixed the close of business on February 1, 2016, as the record date for determining the holders of our Common Stock who are entitled to receive this Information Statement. As of February 1, 2016, there were 209,843,447 shares of our Common Stock issued and outstanding. We anticipate that this Information Statement will be mailed on or about February 5, 2016, to our stockholders of record.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our company since May 1, 2014, being the commencement of our last completed audited financial year;

2.	any proposed nominee for election as a director of our company; and

3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are set forth below in the section entitled “Principal Stockholders and Security Ownership of Management.”

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The table below sets forth information regarding the beneficial ownership of our common stock as of October 5, 2015 by the following individuals or groups:

●	each person or entity who we know beneficially owns more than 5.0% in the aggregate;

●	each of our named executive officers;

●	each of our directors; and

●	all directors and named executive officers as a group.

The percentage of beneficial ownership in the following table is based upon 150,503,921 shares of common stock outstanding as of October 5, 2015. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. We do not have any outstanding options, warrants or other conversion rights.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percentage of Class Outstanding

Jan Telander 380 North Old Woodward Ave., S. 226 Birmingham, MI 48009(1)	524,625	35.00%

EIG Capital, Ltd. (2)	85,679,118	56.93%

All officers and directors as a group	524,625	35.00%

(1)	Mr. Jan Telander owns an aggregate of 524,625 shares directly. As of April 30, 2015, Mr. Telander divested himself of all equity interests in EIG Capital, Ltd. and its affiliates, and resigned from all management and governing body positions with companies in this group. On June 1, 2012, the Company’s Board of Directors approved an award of 3,000,000 restricted stock units to Mr. Telander (see description of terms in Item 13 below).

(2)	EIG Capital is the sole stockholder of EIG Venture Capital, Ltd., EIG Capital Investments, Ltd. and Sofcon, Ltd., which own directly 84,804,436, 497,197 and 377,485 shares of the Company's common stock, respectively. Ulf Telander, the brother of Jan Telander, is the majority stockholder and chief executive officer of EIG Capital Ltd., and controls EIG Capital, Ltd. and its affiliated companies.

AMENDMENTS TO OUR COMPANY'S CERTIFICATE OF INCORPORATION

Increase in Authorized Common Stock

As of the record date, there were 209,843,447 shares of Common Stock issued and outstanding, in the capital of our Company. Each share of our company’s Common Stock is entitled to one vote.

The board of directors of the Company on September 15, 2015, adopted a resolution approving and recommending to the Company's stockholders for their approval an amendment to the Company's Certificate of Incorporation to provide for an increase of the number of shares of Common Stock that the Company is authorized to issue from 250,000,000 to 1,500,000,000.

The board of directors recommends the proposed increase in the authorized number of shares of Common Stock to insure that a sufficient number of authorized and unissued shares is available (i) to provide for conversion shares for our convertible debt outstanding at the date of this Information Statement and to raise additional capital for the operations of the Company; (ii) to make options and shares available to employees, future non-employee directors and consultants of the Company as an incentive for services provided to the Company; and (iii) to have shares of Common Stock available for possible acquisitions. Such shares would be available for issuance by the Board of Directors of the Company without further action by the stockholders, unless required by the Company's Certificate of Incorporation or by the laws of the State of Delaware. Neither the presently authorized shares of Common Stock nor the additional shares of Common Stock that may be authorized pursuant to the proposed amendment carry preemptive rights.

As of February 1, 2016, with 250,000,000 shares of Common Stock authorized, we had 209,843,447 shares of Common Stock issued and outstanding, and therefore, as of February 1, 2016, we have approximately 40,000,000 shares available for other corporate purposes. The price of our Common Stock in the over-the-counter market on February 2, 2016, closed at $0.0005. With a stock price in this range we will require additional authorized but unissued shares of Common Stock to provide conversion shares for our aggregate of approximately $975,000 principal amount of currently outstanding convertible debt, and to accomplish the purposes set forth in the preceding paragraph. There are currently no set plans or arrangements relating to the possible issuance of any additional shares of Common Stock proposed to be authorized except for the issuance of shares under the terms of convertible debt now outstanding. We are not party to any agreements or understandings regarding any acquisitions, nor are any acquisitions under negotiation.

The additional shares of Common Stock, if issued, would have a dilutive effect upon the percentage of equity of the Company owned by present stockholders. The issuance of such additional shares of Common Stock might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that the Company has never paid dividends, has never adopted any policy with respect to the payment of dividends and does not intend to pay any cash dividends in the foreseeable future. In addition, the issuance of such additional shares of Common Stock, by reducing the percentage of equity of the Company owned by present stockholders, would reduce such present stockholders' ability to influence the election of directors or any other action taken by the holders of Common Stock.

STOCKHOLDER APPROVAL OF PROPOSED AMENDMENTS

Our Company obtained stockholder approval for the amendment to increase the number of shares of our Common Stock that we are authorized to issue from 250,000,000 shares to 1,500,000,000 shares by written consent on September 15, 2015, from EIG Capital, Ltd., our principal stockholder which owns beneficially 85,679,118 shares, or 56.93%, of the issued and outstanding shares of our Common Stock as of the date of such approval. The amendment authorizing the increase in our Common Stock will not become effective until (i) at least 20 days after we deliver the Information Statement to our stockholders of record, (ii) we file the Information Statement with the Securities and Exchange Commission and (iii) the Certificate of Amendment has been accepted for filing by the Secretary of State of the State of Delaware.

DISSENTERS’ RIGHTS

Pursuant to the General Corporation Law of the State of Delaware, stockholders of our Common Stock are not entitled to dissenters’ rights of appraisal with respect to the authorization of the increase in our authorized Common Stock.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our Company, including financial statements, you may refer to our Form 10-K and other periodic reports filed with the Securities and Exchange Commission from time to time. Copies are available on the Securities and Exchange Commission’s EDGAR database located at www.sec.gov.

Pursuant to the requirements of the Securities Exchange Act of 1934, Progreen Properties, Inc. has duly caused this Information Statement to be signed by the undersigned hereunto authorized.

PROGREEN PROPERTIES, INC.

February 5, 2016	By:	/s/ Jan Telander
Jan Telander
President and Chief Executive Officer

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PROGREEN PROPERTIES, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Progreen Properties, Inc. (the “corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of the corporation on August 20, 2015, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the corporation:

RESOLVED, that the Board of Directors declares advisable, and recommends to the stockholders for adoption, the following amended Article FOURTH to replace, in its entirety, the Article FOURTH of the corporation’s Certificate of Incorporation:

“FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Billion Five Hundred Ten Million (1,510,000,000), of which One Billion Five Hundred Million (1,500,000,000) are Common Stock, par value $0.00001 per share (“Common Stock”), and Ten Million (10,000,000) are Preferred Stock, par value $0.00001 per share (“Preferred Stock”).

The terms and provisions of the Common Stock and Preferred Stock are as follows:

A. COMMON STOCK

Section 1

Voting Rights

The holders of shares of Common Stock shall be entitled to one vote for each share held with respect to all matters voted on by the stockholders of the Corporation.

Section 2

Liquidation Rights

Subject to the prior and superior right of the Preferred Stock upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive that portion of the remaining funds to be distributed. Such funds to be paid to the holders of Common Stock shall be paid to the holders of Common Stock on the basis of the number of shares of Common Stock held by each of them.

Section 3

Dividends

Dividends may be paid on the Common Stock as and when declared by the Board of Directors.

B. PREFERRED STOCK

Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation, number of shares, or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall consist of such number of shares, and have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.”

SECOND: That said amendments were duly adopted in accordance with the provisions of Section 242 and Section 228 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its President this ____ day of February, 2016.

Progreen Properties, Inc.

By:
President